FEDERATED SECURITIES CORP.

                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779

                                February 3, 1998

Bruce R. MacNeil, Esq.
Financial Analyst
EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC 20549

      RE:  THE WACHOVIA FUNDS
           1933 Act File No. 33-44590
           1940 Act File No. 811-6504

      RE:  THE WACHOVIA MUNICIPAL FUNDS
           1933 Act File No. 33-37525
           1940 Act File No. 811-6201

Dear Mr. MacNeil:

      Post-Effective Amendment No. 22 under the Securities Act of 1933 and Amendment No. 23 under the Investment Company Act of 1940 to the Registration Statement of THE WACHOVIA FUNDS and Post-Effective Amendment No. 15 under the Securities Act of 1933 and Amendment No. 15 under the Investment Company Act of 1940 to the Registration Statement of THE WACHOVIA MUNICIPAL FUNDS is hereby electronically transmitted. (The Wachovia Funds and The Wachovia Municipal Funds will collectively be referred to as the "Trusts".) This filing has been electronically redlined to indicate the changes from the Trusts' currently effective Combined Prospectus and Statement of Additional Information.

      As indicated on the facing page of the Amendment, the Trusts have specified that each filing is to become effective 75 days after filing pursuant to the provisions of Rule 485(a) under the Securities Act of 1933. The Trusts and their principal underwriter, Federated Securities Corp., hereby respectfully request, pursuant to Rule 461 under the Securities Act of 1933, that the effective date of the Registration Statements be accelerated to March 7, 1998, or as soon thereafter as the Commission shall deem appropriate. The Registration Statement for The Wachovia Municipal Funds includes the Summary of Fund Expenses and portfolio manager changes which were not included in Rule 485(a) filed December 22, 1997. The Registration Statement for The Wachovia Funds is similar to the December 22, 1997, filing with the exception of the Summary of Fund Expenses, portfolio manager changes and another new portfolio being added, Wachovia Intermediate Fixed Income Fund. The Wachovia Funds are now adding two new portfolios, Wachovia Growth & Income Fund and Wachovia Intermediate Fixed Income Fund (collectively referred to as the "Funds"). (The addition of the new portfolio affects The Wachovia Funds only and does not pertain to The Wachovia Municipal Funds, except to the extent that the Trusts use a combined prospectus.)

      The redlining in this filing pertains to adding the new Funds to the Combined Prospectus and Statement of Additional Information format for both Trusts, and also includes certain material disclosure revisions made to various sections which apply to one or more of the portfolios of the Trusts.

      The Funds may be marketed through banks or broker dealers. The investment adviser for the Funds is Wachovia Asset Management.

      On Part C of the Amendment, The Wachovia Funds has indicated that financial statements have been filed pursuant to Section 30(b)(2) of the Investment Company Act of 1940 and Rule 30b2-1 thereunder, in a separate annual report to shareholders dated November 30, 1997, for all the portfolios of The Wachovia Funds, except the Funds. On Part C of the Amendment, The Wachovia Funds has indicated that financial statements for the Funds which need not be certified, will be filed by amendment within four to six months from the effective date of this Post-Effective Amendment No. 22.

      On Part C of the Amendment, The Wachovia Municipal Funds has indicated that financial statements have been filed pursuant to Section 30(b)(2) of the Investment Company Act of 1940 and Rule 30b2-1 thereunder, in a separate annual report to shareholders dated November 30, 1997, for all the portfolios of The Wachovia Municipal Funds, except the Wachovia Virginia Municipal Bond Fund. On Part C of the Amendment, The Wachovia Municipal Funds has indicated that financial statements for the Wachovia Virginia Municipal Bond Fund which need not be certified, will be filed by amendment within four to six months from the effective date of this Post-Effective Amendment No. 15.

      Finally, this Registration Statement is also being filed pursuant to Rule 497(a) as the Trusts intend to use the propsectus and Statement of Additional Information of the Funds as red-herring documents.

      If you have any questions regarding these filings, please call Antoinette
D. Brkovich at (412) 288-7420.

                                          Very truly yours,



                                          /s/ Gail Cagney
                                          Gail Cagney
                                          Assistant Secretary
                                          THE WACHOVIA FUNDS
                                          THE WACHOVIA MUNICIPAL FUNDS


                                          /s/Byron F. Bowman
                                          Byron F. Bowman
                                          Secretary
                                          FEDERATED SECURITIES CORP.

Enclosures